HEARTLAND FINANCIAL USA, INC. 1398 CENTRAL AVE DUBUQUE, IA 52004-0078 BORROWER'S NAME AND ADDRESS “I” included each borrower above, jointly and severally.	VALLEY BANK 3455 AVENUE OF THE CITIES MOLINE, IL 61265 LENDER'S NAME AND ADDRESS “You” means the lender, its successors and assigns.	LOAN NUMBER 538008___________ DATE 11-12-2010_________________ Maturity Date 11-07-2011___________ Loan Amount $5,000,000.00_________ Renewal Of _______________________ CC-LD-CC 58-24/014-0000TRS

For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of FIVE MILLION AND NO/100___________
________________________________________________________________________________Dollars $ 5,000,000.00_________________________
☐ Single Advance: I will receive all of this principal sum on ____________________________. No additional advances are contemplated under this note.
☒ Multiple Advance: The principal sum shown above is the maximum amount of principal I can borrow under this note. On __11-12-2010____________.
____________ I will receive the amount of $ __________________ and future principal advances are contemplated.
Conditions: The conditions for future advances are UPON REQUEST BY BORROWER; PRIOR BANK APPROVAL; LOAN DOES NOT REFLECT PAST
DUE STATUS __________________________________________________________________________________________________________
_____________________________________________________________________________________________________________________
☒ Open End Credit: You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires on ______11-05-2011______________________
☐ Closed End Credit: You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).
INTEREST: I agree to pay interest on the outstanding principal balance from ________________11-12-2010___ ___ at the rate of ____4.750%.
per year until 11-13-2010______________________________________________.
☒ Variable Rate: This rate may then change as stated below.
☒ Index Rate: The future rate will be ______EQUAL TO_____ the following index rate: THE BASE RATE ON CORPORATE LOANS POSTED BY AT
LEAST 70% OF THE 10 LARGEST US BANKS KNOWN AS THE WALL STREET JOURNAL U.S. PRIME RATE._____
☐ No Index: The future will not be subject to any internal or external index, it will be entirely in your control.
☒ Frequency and Timing: The rate on this note may change as often as EVERY DAY BEGINNING 11-13-2010_____________________________.
A change in the interest rate will take effect ON THE SAME DAY________________________________________________________.
☒ Limitations: During the term of this loan, the applicable annual interest rate will not be more than _____________ ___N/A% or less than
_________4.750%. The rate may not change more than ________________________________________% each ______________________
Effect of Variable Rate: A change in the interest rate will have the following effect on the payments:
☒ The amount of each scheduled payment will change.         ☒ The amount of the final payment will change.
☐ __________________________________________________________________________________________________________________
ACCRUAL METHOD: Interest will be calculated on a ___________ACTUAL/360___________basis.
POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:
☐ on the same fixed or variable rate basis in effect before maturity (as indicated above).
☒ at a rate equal to 3% ABOVE THE RATE IN EFFECT 30 DAYS PAST DUE __________________________________________________________
☒ LATE CHARGE: if a payment is made more than _____10days___ after it is due, I agree to pay a late charge of 5.000% OF THE LATE AMOUNT________
WITH A MIN OF $5.00__________________________________________________________________________________________________.
☐ RETURN CHECK CHARGE. I agree to pay the greater of $ _______ _____ or all costs and expenses incurred in connection with any payment on this loan that is returned because it has been dishonored.
☐ ADDITIONAL CHARGES: In addition to interest, I agree to pay the following charges which are are not included in the principal amount above: ______________________________________________________________________________________________________________
PAYMENTS: I agree to pay this note as follows:
QUARTERLY PAYMENTS OF ACCRUED INTEREST CALCULATED ON THE AMOUNT OF CREDIT OUTSTANDING BEGINNING ON 02-10-2011 AND PRINCIPAL DUE ON 11-07-2011. THIS IS A VARIABLE RATE LOAN AND THE PAYMENT AMOUNTS MAY CHANGE. THE FINAL PAYMENT MAY ALSO CHANGE.

ADDITIONAL TERMS:
IF THERE IS AN EVENT OF DEFAULT UNDER THIS NOTE, THE LENDER MAY, IN ITS SOLE DISCRETION, INCREASE THE INTEREST RATE ON THIS NOTE TO: 18.00% OR THE MAXIMUM INTEREST RATE LENDER IS PERMITTED TO CHARGE BY LAW, WHICHEVER IS LESS.

☒ SECURITY This note is separately secured by (describe separate document by type and date):
UNSECURED

(This section is for your internal use. Failure to list a separate security document does not mean the agreement will not secure this note.)

PURPOSE: The purpose of this loan is LOC TO SUPPORT GENERAL CORPORATE PURPOSES______________________________________
☒CONFESSION OF JUDGMENT: I agree to the terms of the “Confession of Judgment” paragraph on page 2.
SIGNATURES: I AGREE TO THE TERMS OF THIS NOTE (INCLUDING THOSE ON PAGE 2). I have received a copy on today's date.

Signature for Lender /s/ Larry C. Henson	HEARTLAND FINANCIAL USA, INC. /s/ Lynn B. Fuller
LARRY C. HENSON, CEO/COMMERCIAL LOAN OFFICER	LYNN B. FULLER, CHAIRMAN, PRESIDENT, CEO
/s/ John K. Schmidt
JOHN K. SCHMIDT, EVP, COO, CFO, TREASURER

DEFINITIIONS: As used on page 1, “” means the terms that apply to this loan. “I”, “me” or “my” means each Borrower who signs this note and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this note (together referred to as “us”). “You” or “your” means the Lender and its successors and assigns.
APPLICABLE LAW: The law of the state of Illinois will govern this note. Any term of this note which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a variation. If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of the remainder of this agreement. No modification of this agreement may be made without your express written consent. Time is of the essence in this agreement.
COMMISSIONS OR OTHER REMUNERATION: I understand and agree that any insurance premiums paid to insurance companies as part of this note will involve money retained by your or paid back to you as commissions or other remuneration.
    In addition, I understand and agree that some other payments to third parties as part of this note may also involve money retained by your or paid back to you as commission or other remuneration.
PAYMENTS: Each payment I make on this note will first reduce the amount l owe you for charges which are neither Interest nor principal. The remainder of each payment will then reduce accrued unpaid Interest, and then unpaid principal. If you and I agree to a different application of payments, we will describe our agreement on this note. I may prepay a part of, or the entire balance of this loan without penalty, unless we specify to the contrary on this note. Any partial prepayment will not excuse or reduce any later scheduled payment until this note is paid in full (unless, when I make the prepayment, you and I agree in writing to the contrary).
INTEREST: Interest accrues on the principal remaining unpaid from time to time, until paid in full. If I receive the principal in more than one advance, each advance will start to earn interest only when I receive the advance. The interest rate in effect on this note at any given time will apply to the entire principal advanced at that time. Notwithstanding anything to the contrary, I do not agree to pay and you do not intend to charge any rate of interest that is higher than the maximum rate of interest you could charge under applicable law for the extension of credit that is agreed to here (either before or after maturity). If any notice of interest accrual is sent and is in error, we manually agree to correct it, and if you actually collect more interest than allowed by law and this agreement, you agree to refund it to me.
INDEX RATE: The index will serve only as a device for setting the rate on this note. You do not guarantee by selecting this index, or the margin, that the rate on this note will be the same rate you charge on any other loans or class of loans to me or other borrowers.
ACCRUAL METHOD: The amount of interest that I will pay on this loan will be calculated using the interest rate and accrual method stated on page 1 of this note. For the purpose of interest calculation, the accrual method will determine the number of days in a “year.” If no accrual method is stated, then you may use any reasonable accrual method for calculating interest.
POST MATURITY RATE: For purposes of deciding when the “Post Maturity Rate” (shown on page 1) applies, the term “maturity” means the date of the last scheduled payment indicated on page 1 of this note or the date you accelerate payment on the note, whichever is earlier.
SINGLE ADVANCE LOANS: If this is a single advance loan, you and I expect that you will make only one advance of principal. However, you may add other amounts to the principal if you make any payments described in the “PAYMENTS BY LENDER” paragraph below.
MULTIPLE ADVANCE LOANS: If this is a multiple advance loan, you and I expect that you will make more than one advance of principal. If this is a closed end credit, repaying a part of the principal will not entitle me to additional credit.
PAYMENTS BY LENDER: If you are authorized to pay, on my behalf, charges I am obligated to pay (such as property insurance premiums), then you may treat those payments made by you as advances and add them to the unpaid principal under this note, or you may demand immediate payment of the charges.
SET-OFF: I agree that you may set off any amount due and payable under this note against any right I have to receive money from you.
     “Right to receive money from you “ means:
any deposit account balance I have with you;
any money owed to me on an item presented to you or in your possession for collection or exchange; and
any repurchase agreement or other nondeposit obligation.
“Any amount due and payable under this note” means the total amount of which you are entitled to demand payment under the terms of this note at the time you set off. This total includes any balance the due date for which you properly accelerate under this note.
If my right to receive money from you is also owned by someone who has not agreed to pay this note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement. Your right of set-off does not apply to an account or other obligation where my rights are only as a representative. It also does not apply to any individual Retirement Account or other tax-deferred retirement account.
You will not be liable for the dishonor of any check when the dishonor occurs because you set off this debt against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

REAL ESTATE OR RESIDENCE SECURITY: If this note is secured by real estate or a residence that is personal property, the existence of a default and your remedies for such a default will be determined by applicable law, by the terms of any separate instrument creating the security interest and, to the extent not prohibited by law and not contrary to the terms of the separate security instrument, by the “Default” and “Remedies” paragraphs herein.
DEFAULT: I will be in default if any one or more of the following occur: (1) I fail to make a payment on time or in the amount due; (2) I fail to keep the property insured, if required; (3) I fail to pay, or keep any promise, on any debt or agreement I have with you; (4) any other creditor of mine attempts to collect any debt I owe him though court proceedings; (5) I die, am declared incompetent, make an assignment for the benefit of creditors, or become insolvent (either because my liabilities exceed my assets or I am unable to pay my debts as they become due); (6) I make any written statement or provide any financial information that is untrue or inaccurate at the time it was provided; (7) I do or fail to do something which causes you to believe that you will have difficulty collecting the amount I owe you; (8) any collateral securing this note is used in a manner or for a purpose which threatens confiscation by a legal authority; (9) I change my name or assume an additional name without first notifying you before making such a change; (10) I fail to plant, cultivate and harvest crops in due season if I am a producer of crops; (11) any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as further explained in 7 C.F.R. Part 1940, Subpart G, Exhibit M.
REMEDIES: If I am in default on this note you have, but are not limited to, the following remedies:
     (1) You may demand immediate payment of all I owe you under this note (principal, accrued unpaid interest and other accrued charges).
     (2) You may set off this debt against any right I have to the payment of money from you , subject to the terms of the “Set-Off” paragraph herein.
    (3) You may demand security, additional security, or additional parties to be obligated to pay this note as a condition for not using any other remedy.
    (4) You may refuse to make advances to me or allow purchases on credit by me.
    (5) You may use any remedy you have under state or federal law.
    By selecting any one or more of these remedies you do not give up your right to later use any other remedy. By waiving your right to declare an event to be a default, you do not waive your right to later consider the event as a default, you do not waive your right to later consider the event as a default if it continues or happens again.
CONFESSION OF JUDGMENT: If agreed on page 1, then, in addition to your remedies listed herein, I authorize any attorney to appear in any court of record having jurisdiction over this matter and to confess judgment, without process, against me, in favor of you, for any unpaid principal, accrued interest and accrued charges due on this agreement, together with collection costs including reasonable attorney's fees.
COLLECTION COSTS AND ATTORNEY'S FEES: I agree to pay all costs of collection, replevin or any other or similar type of cost if I am in default. In addition, if you hire an attorney to collect this note, I also agree to pay any fee you incur with such attorney plus court costs (except where prohibited by law). To the extent permitted by the United States Bankruptcy Code, I also agree to pay the reasonable attorney's fees and costs you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.
WAIVER: I give up my rights to require you to do certain things. I will not require you to:
demand payment of amounts due (presentment);
obtain official certification of nonpayment (protest); or
give notice that amounts due have not been paid (notice of dishonor).
I waive any defenses I have based on suretyship or impairment of collateral.
OBLIGATIONS INDEPENDENT: I understand that I must pay this note even if someone else has also agreed to pay it (by, for example, signing this form or a separate guarantee or endorsement). You may sue me alone, or anyone else who is obligated on this note, or any number of us together, to collect this note. You may do so without any notice that is has not been paid (notice of dishonor). You may without notice release any party to this agreement without releasing any other party. If you give up any of your rights, with or without notice, it will not affect my duty to pay this note. Any extension of new credit to any of us, or renewal of this note by all or less than all of us will not release me from my duty to pay it. (Of course, you are entitled to only one payment in full.) I agree that you may at your option extend this note or the debt represented by this note, or any portion of the note or debt, from time to time without limit or notice and for any term without affecting my liability for payment of the note. I will not assign my obligation under this agreement without your prior written approval.
FINANCIAL INFORMATION: I agree to provide you, upon request, any financial statement or information you may deem necessary. I warrant that the financial statements and information I provide to you are or will be accurate, correct and complete.
NOTICE: Unless otherwise required by law, any notice to me shall be given by delivering it or by mailing it by first class mail addressed to me at my last known address. My current address is on page 1. I agree to inform you in writing of any change in my address. I will give any notice to you by mailing it first class to your address stated on page 1 of this agreement, or to any other address that you have designated.

DATE OF TRANSACTION	PRINCIPAL ADVANCE	BORROWER'S INITIALS (not required)	PRINCIPAL PAYMENTS	PRINCIPAL BALANCE	INTEREST RATE	INTEREST PAYMENTS	INTEREST PAID THROUGH
	$		$	$	%	$
	$		$	$	%	$
	$		$	$	%	$
	$		$	$	%	$
	$		$	$	%	$
	$		$	$	%	$
	$		$	$	%	$
	$		$	$	%	$
	$		$	$	%	$
	$		$	$	%	$

BORROWER NAME AND ADDRESS HEARTLAND FINANCIAL USA INC. 1398 CENTRAL AVENUE DUBUQUE, IOWA 52004-0078	LENDER NAME AND ADDRESS VALLEY BANK 3455 AVENUE OF THE CITIES MOLINE, IL 81285	LOAN DESCRIPTION Number 538008 _______________________ Amount $ 5,000,000.00___________________ Date 11-12-2010_________________________
☐ Refer to the amended Signature Addendum, incorporated herein, for additional Borrowers and their signatures.
COMMERICAL LOAN AGREEMENT

LOAN STRUCTURE. This Commercial Loan Agreement (Agreement) contemplates ☐ a single advance term Loan ☐ a multiple advance draw Loan ☒ a revolving multiple advance draw Loan. The principal balance will not exceed $ 5,000,000.00 . Borrower will pay down a revolving draw Loan's outstanding Principal to $________________ (Pay Down Balance) __________________ (Time Period). This Loan is for ☐ agricultural ☒ business purposes.
☒ Borrower may not voluntarily prepay the Loan in full at any time. ☐ Borrower may prepay the Loan under the following terms and conditions (Any partial prepayment will not excuse any later scheduled payments until the Loan is paid in full.):

☒ LATE CHARGES. If a payment is made more than ___10 days after it is due, Borrower will pay a late charge of ___5.00% OF THE LATE AMOUNT WITH A MIN. OF $5.00_______________________.
FEES. Borrower agrees to pay the following fees in connection with this Loan at closing or as otherwise requested by Lender:

REQUESTS FOR ADVANCES. Borrower authorizes Lender to honor a request for an advance from Borrower or any person authorized by Borrower. The requests for an advance must be in writing, by telephone, or any other manner agreed upon by Borrower and Lender, and must specify the requested amount and date and be accompanied with any agreements, documents, and instruments that Lender requires for the Loan. Lender will make same day advances, on any day that Lender is open for business, when the request is received before 7:00 PM (Advance Cut-Off Time). Lender will disburse the advance into Borrower's demand deposit account (if any), account number TO BE DETERMINED , or in any other agreed upon manner. All advances will be made in United States dollars.
☒ These requests must be made by at least 2 (Number Required To Draw) persons, acting together, of those persons authorized to act on Borrower's behalf.
☐ Advances will be made in the amount of at least $ (Minimum Amount Of Advance).
☐ Advances will be made no more frequently than (Minimum Frequency Of Advance).
Discretionary Advances. Lender will make all Loan advances at Lender's sole discretion.
☐ Obligatory Advances. Lender will make all Loan advances subject to this Agreement's terms and conditions.
FINANCIAL INFORMATION. Borrower will prepare and maintain Borrower's financial records using consistently applied generally accepted accounting principles then in effect. Borrower will provide Lender with financial information in a form acceptable to Lender and under the following terms.
A. Frequency. Annually. Borrower will provide to Lender Borrower's financial statements, tax returns, annual internal audit reports or those prepared by independent accountants with 120 days after the close of each fiscal year. Any annual financial statements that Borrower provides will be ☒ audited statements. ☐ reviewed statements. ☐ compiled statements.
☒ Borrower will provide Lender with interim financial reports on a QUARTERLY (Monthly, Quarterly) basis, and within 30 days after the close of this business period. Interim financial statements will be ☐ audited ☐ reviewed statements ☒ compiled statements.
B. Requested Information. Borrower will provide lender with any other information about Borrower's operation, financial affairs and condition within 30 days after Lender's request.
☐C. Leverage Ratio. Borrower will maintain at all times a ratio of total liabilities to tangible net worth, determined under consistently applied generally accepted accounting principles, of (Total
Liabilities to Tangible Net Worth Ratio) or less.
☐D. Minimum Tangible Net Worth. Borrower will maintain at all times a total tangible net worth, determined under consistently applied generally accepted accounting principles, of (Minimum
Tangible Net Worth) or more. Tangible net worth is the amount by which total assets exceed total liabilities. For determining tangible net worth, total assets will exclude all intangible assets, including without limitation goodwill, patents, trademarks, trade manes, copyrights, and franchises, and will also exclude any accounts receivable that do not provide for a repayment schedule.
☐ E. Minimum Current Ratio. Borrower will maintain at all times a working capital, determined under consistently applied generally accepted accounting principles, of (Minimum Current Ratio) or more.
☐ F. Minimum Working Capital. Borrower will maintain at all times a working capital, determined under consistently applied generally accepted accounting principles by subtracting current liabilities from current assets, , of (Minimum Working Capital) or more. For this determination, current assets exclude (Excluded Current Assets). Likewise, current liabilities include:
(1) all obligations payable on demand or within one year after the date on which the determination is made, and (2) final maturities and sinking fund payments required to be made within one year after the date on which the determination is made, but exclude all liabilities or obligations that Borrower may renew or extend to a date more than one year from the date of this determination.
ATTACHMENTS. The following documents are incorporated by reference into this Agreement: ☐ Asset Based Financing Agreement addendum dated ☐ Commercial Security Agreement addendum dated ☐ Other .
ADDITIONAL TERMS:
☒ ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOTE ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. BY SIGNING THIS AGREEMENT, THE PARTIES AFFIRM THAT NO UNWRITTEN ORAL AGREEMENT EXISTS BETWEEN THEM.
SIGNATURES. By signing under seal, I agree to all the terms and conditions beginning on page 1 through the bottom of page 2 of this Agreement. Borrower also acknowledges receipt of a copy of this Agreement.

BORROWER:
HEARTLAND FINANCIAL USA, INC.
Entity Name
/s/ Lynn B. Fuller 11/15/10 (Seal)	(Seal)
Signature LYNN B. FULLER, CHAIRMAN, PRESIDENT, CEO Date	Signature Date
/s/ John K. Schmidt 11/15/10 (Seal)	(Seal)
Signature JOHN K. SCHMIDT, EVP, COO, CFO, TREASURER Date	Signature Date

LENDER:
VALLEY BANK
Entity Name
/s/ Larry C. Henson (Seal)
Signature LARRY C. HENSON, CEO/COMMERCIAL LOAN OFFICER Date

DEFINITIONS. In this Agreement, the following terms have the following meanings.
Accounting Terms. Accounting terms that are not specifically defined will have their customary meaning under consistently applied generally accepted accounting principles.
Loan. Loan refers to all advances made under the terms of the Agreement.
Loan Documents. Loan Documents include this Agreement and all documents prepared pursuant to the terms of this Agreement including all present and future promissory notes (Notes), security instruments, guaranties, and supporting documentation as modified, amended or supplemented.
Property. Property is my collateral, real, personal or intangible, that secures Borrower's performance of the obligations of this Agreement.
ADVANCES. To the extent permitted by law, Borrower will indemnify Lender and hold Lender harmless for reliance on any request for advance that Lender reasonably believes to be genuine. Lender's records are conclusive evidence as to the number and amount of advances and the Loan's unpaid principal and interest. If any advance results in an overadvance (when the total amount of the Loan exceeds the principal balance) Borrower will pay the overadvance, as requested by Lender. Regarding Borrower's demand deposit account(s) with Lender, Lender may, at its option, consider presentation for payment of a check or other charge exceeding available funds as a request for an advance under this Agreement. Any such payment by Lender will constitute an advance on the Loan.
CONDITIONS. Borrower will satisfy all of the following conditions before Lender makes any advances under this Agreement. If this Agreement provides for discretionary advances, satisfaction of these conditions does not commit Lender to making advances.
No Default. There has not been a default under the Loan Documents nor would a default result from making the advance.
 Information. Borrower has provided all required documents, information, certifications and warranties, all properly executed on forms acceptable to Lender.
Inspections. Borrower has accommodated, to Lender's satisfaction, all inspections.
Conditions and Covenants. Borrower has performed and complied with all conditions required for an advance and all covenants in the Loan Documents.
Warranties and Representations. The warranties and representations contained in this Agreement are true and correct at the time of making the advance.
Financial Statements. Borrower's most recently delivered financial statements and reports are current, complete, true and accurate in all material respects and fairly represent Borrower's financial condition.
Bankruptcy Proceedings. No proceeding under the United States Bankruptcy Code has been commenced by or against Borrower or any of Borrower's affiliates.
WARRANTIES AND REPRESENTATIONS. Borrower makes these warranties and representations which will continue as long as this Agreement is in effect.
Power. Borrower is duly organized, validly existing and in good standing in all jurisdictions in which Borrower operates. Borrower has the power and authority to enter in this transaction and to carry on its business or activity as it is now being conducted. All persons who are required by applicable law and the governing documents of Borrower have executed and delivered to Lender this Agreement and other Loan Documents.
Authority. The execution, delivery and performance of this Agreement and the obligation evidenced by the Loan Documents are within Borrower's duly authorized powers, has received all necessary governmental approval, and will not violate any provision of law or order of court or governmental agency, and will not violate any agreement to which Borrower is a party or to which Borrower or Borrower's property is subject.
Name and Place of Business. Other than previously disclosed in writing to Lender, Borrower has not changed its name or principal place of business within the last ten years and had not used any other trade or fictitious name. Without Lender's prior written consent,, Borrower will not use any other name and will preserve Borrower's existing name, trade names and franchises.
No Other Liens. Borrower owns or leases all property that is required for its business and except as disclosed, the property is free and clear of all liens, security interests, encumbrances and other adverse interests.
Compliance With Laws. Borrower is not violating any laws, regulations, rules, orders, judgments or decrees applicable to Borrower or its property, except s disclosed to Lender.
Financial Statements. Borrower represents and warrants that all financial statements Borrower provided fairly represent Borrower's financial condition for the stated periods, are current, complete, true and accurate in all material respects, include all direct or contingent liabilities, and that there has been no material adverse change in Borrower's financial condition, operation or business since the date the financial information was prepared.
COVENANTS. Until the Loan and all related debts, liabilities and obligations under the Loan Documents are pain and discharged, Borrower will comply with the following terms, unless Lender waives compliance in writing.
Inspection and Disclosure. Borrower will allow Lender or its agents to enter any of Borrower's premises during mutually agreed upon times, to do the following: (1) inspect, audit, review and obtain copies from Borrower's books, records, order, receipts, and other business related data; (2) discuss Borrower's finances and business with anyone who claims to be Borrower's creditor; (3) inspect Borrower's Property, audit for the use and disposition of the Property's proceeds, or do whatever lender decides is necessary to preserve and protect the Property and Lender's Interest In the Property. As long as this agreement is in effect, Borrower will direct all of Borrower's accountants and auditors to permit Lender to examine and make copies of Borrower's records in their possession, and to disclose to Lender an other information that they know about Borrower's financial condition and business operations. Lender may provide Lender's regulator with required information about Borrower's financial condition, operation and business or that of Borrower's parent, subsidiaries or affiliates.
Business Requirements. Borrower will preserve and maintain its present existence and good standing in jurisdictions where Borrower is organized and operates. Borrower will continue its business or activities as presently conducted, by obtaining licenses, permits and bonds where needed, Borrower will obtain Lender's prior written consent before ceasing business or engaging in any line of business that is materially different from its present business.
Compliance with Laws. Borrower will not violate any laws, regulations, rules, orders, judgments or decrees applicable to Borrower or Borrower's property, except for those which Borrower challenges in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its appeal should Borrower lose. On request, Borrower will provide Lender with written evidence that Borrower has fully and timely paid taxes, assessments and other governmental charges levied or imposed on Borrower and its income, profits and property. Borrower will adequately provide for the payment of taxes, assessments and other charges that have accrued but ate not yet due and payable.
New Organizations. Borrower will obtain Lender's written consent before organizing, merging into, or consolidating with an entity, acquiring all or substantially all of the assets of another, or materially changing legal structure, management, ownership or financial condition.

Other Liabilities. Borrower will not incur, assume or permit any debt evidenced by notes, bonds or similar obligations except debt in existence on the date of this Agreement and fully disclosed to Lender, debt subordinated in payment to Lender on terms acceptable to lender, accounts payable incurred in the ordinary course of business and paid under customary trade terms or contested in good faith with reserves satisfactory to Lender, or as otherwise agreed to by Lender.
Notice. Borrower will promptly notify Lender of any material change in financial condition, a default under the Loan Documents, or a default under any agreement with a third party which materially and adversely affects Borrower's property, operations or financial condition.
Dispose of No Assets. Without Lender's prior written consent, Borrower will not sell, lease, assign, or otherwise distribute all or substantially all of its assets.
Insurance. Borrower will obtain and maintain insurance with insurers in amounts and coverages that are acceptable to Lender and customary with industry practice. This may include without limitation credit insurance, insurance policies for public liability, fire, hazard and extended risk, workers compensation, and, at Lender's request, business interruption and/or rent loss insurance. Borrower may obtain insurance from anyone Borrower wants that is acceptable to Lender. Borrower's choice of insurance provider will not affect the credit decision or interest rate. At Lender's request, Borrower will deliver to Lender certified copies of all of these insurance policies, binders or certificates. Borrower will obtain and maintain a mortgagee or loss payee endorsement for Lender when these endorsements are available. Borrower will require all insurance policies to provide at least 10 days prior written notice to Lender of cancellation or modification. Borrower consents to Lender using or disclosing information relative to any contract of insurance required for the Loan for the purpose of replacing this insurance. Borrower also authorized its insurer and Lender to exchange all relevant information related to any contract of Insurance executed as required by any Loan Documents.
Property Maintenance. Borrower will keep property that is necessary or useful in its business in good working condition by making all needed repairs, replacements and improvements and by making payments due on property.
DEFAULT. If the Loan is payable on demand, Lender may demand payment at any time whether or not any of the following events have occurred. Borrower will be in default if any one or more of the following occur: (1) Borrower fails to make a payment in full when due; (2) Borrower makes an assignment for the benefit of creditors or becomes insolvent, either because Borrower's liabilities exceed its assets or Borrower is unable to pay debts as they become due; or Borrower petitions for protection under any bankruptcy, insolvency or debtor relief laws, or is the subject of such a petition or action and fails to have the petition or action dismissed within a reasonable period of time. (3) Borrower fails to perform any condition or to keep any promise or covenant on this Agreement or any debt or agreement Borrower has with Lender. (4) A default occurs under the terms of any instrument evidencing or pertaining to this Agreement. (5) If Borrower is a producer of crops, Borrower fails to plant, cultivate and harvest crops in due season. (6) Any loan proceeds are use for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as further explained by federal law. (7) Anything else happens that either significantly impairs the value of the Property or, unless controlled by the New Jersey Banking Law, causes Lender to reasonably believe that Lender will have difficulty collecting the Loan.
REMEDIES. After Borrower defaults, and after Lender gives any legally required notice and opportunity to cure, Lender may at its option use any and all remedies Lender has under state or federal law or in any of the Loan Documents, including, but not limited to, terminating any commitment or obligation to make additional advances or making all or any part of the amount owing, immediately due. Lender may set-off any amount due and payable under the terms of the Loan against Borrower's right to receive money from Lender, unless prohibited by applicable law. Except as otherwise required by law, by choosing any one or more of these remedies Lender does not give up Lender's right to use any other remedy. Lender does not waive a default if Lender chooses not to act to use a remedy, and may later use any remedies if the default continues or occurs again.
COLLECTION EXPENSES AND ATTORNEYS' FEES. To the extent permitted by law, Borrower agrees to pay all expenses of collection, enforcement and protection of Lender's rights and remedies under this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees including attorney fees as permitted by United States Bankruptcy Code, court costs and other legal expenses. These expenses will bear interest from the date of payment until paid in full at the contract interest rate then in effect for the Loan. FL: Attorneys' fees will be 10 percent of the principal sum due or a larger amount as the court judges as reasonable and just. GA: Attorneys' fees will be 15 percent of the principal and interest owing.
GENERAL PROVISIONS. This Agreement is governed by the laws of the jurisdiction where Lender is located , the United States of America and to the extent required, by the laws of the jurisdiction where the Property is located.
Joint and Individual Liability And Successors. Each Borrower, Individually, has the duty of fully performing the obligations on the Loan. Lender can sue all or any of the Borrowers upon breach of performance. The duties and benefits of this Loan will bind and benefit the successors and assigns of Borrower and Lender.
Amendment, Integration and Severability. The Loan Documents may not be amended or modified by oral agreement. Borrower agrees that any party signing this Agreement as Borrower is authorized to modify the terms of the Loan Documents. Borrower agrees that Lender may inform any party who guarantees this Loan of any Loan accommodations, renewals, extensions, modification, substitutions, or future advances. The Loan Documents are the complete and final expression of the understanding between Borrower and Lender. If any provision of the Loan Documents is unenforceable, then the unenforceable provision will be severed and the remaining provisions will be enforceable.
Waivers And Consent. Borrower, to the extent permitted by law, consents to certain actions Lender may take, and generally waives defenses that may be available based on these actions or based on the status of a party to the Loan. Lender may renew or extend payments on the Loan. Lender may release any borrower, endorser, guarantor, surety, or any other co-signor, Lender may release substitute, or impair any Property securing the Loan. Lender's course of dealing, or Lender's forbearance from, or delay in, the exercise of any of Lender's rights, remedies, privileges, or right to insist upon Borrower's strict performance of any provisions contained in the Loan Documents, will not be construed as a waiver by Lender, unless the waiver is in writing and signed by Lender. Lender may participate or syndicate the Loan and share any information that Lender decides is necessary about Borrower and the Loan with the other participants.
Interpretation. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement. Unless otherwise indicated, the terms of this Agreement shall be construed in accordance with the Uniform Commercial Code.
Notice. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in this Agreement, or to any other address designated in writing. Notice to one party will be deemed to be notice to all parties. Time is of the essence.

HEARTLAND FINANCIAL USA, INC. 1398 CENTRAL AVE DUBUQUE, IA 52004-0078 BORROWER'S NAME AND ADDRESS “I” included each borrower above, jointly and severally.	VALLEY BANK 3455 AVENUE OF THE CITIES MOLINE, IL 61265 LENDER'S NAME AND ADDRESS “You” means the lender, its successors and assigns.	Line of Credit No. 538008___________ Date 11-12-2010__________________ Max. Credit Amt. 5,000,000.00_______ Loan Ref. No. 538008 ___________
You have extended to me a line of credit in the AMOUNT of FIVE MILLION NO/100 $5,000,000.00 .
You will make loans to me from time to time until 7:00 P.M. on 11-07-2011 . Although the line of credit expires on that date, I will remain obligated to perform all my duties under this agreement so long as I owe you any money advanced according to the terms of this agreement, as evidenced by any note or notes I have signed promising to repay these amounts.
This line of credit is an agreement between you and me. It is not intended that any third party receive any benefit from this agreement, whether by direct payment, reliance for future payment or in any other manner. This agreement is not a letter of credit.

1.	AMOUNT: This line of credit is:
☐ OBLIGATORY: You may not refuse to make a loan to me under this line of credit unless one of the following occurs:

a.	I have borrowed the maximum amount available to me;

b.	This line of credit has expired;

c.	I have defaulted on the note (or notes) which show my indebtedness under this line of credit;

d.	I have violated any term of this line of credit or any note or other agreement entered into in connection with this line of credit;

e.	____________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________
☒ DISCRETIONARY: You may refuse to make a loan to me under this line of credit once the aggregate outstanding advances equal or exceed FIVE MILLION AND NO/100 $5,000,000.00.
Subject to the obligatory or discretionary limitations above, this line of credit is:
☒ OPEN-END (Business or Agricultural only): I may borrow up to the maximum amount of principal more than one time.
☐ CLOSED-END: I may borrow up the maximum only one time.

2.
PROMISSORY NOTE: I will repay any advances made according to this line of credit agreement as set out in the promissory note, I signed on 11-12-2010 , or any note(s) I sign at a later time which represent advances under this agreement. The note(s) set(s) out the terms relating to maturity, interest rate, repayment and advances. If indicated on the promissory note, the advances will be made as follows: UPON REQUEST BY BORROWERS; PRIOR BANK APPROVAL; LOAN DOES NOT REFLECT PAST DUE STATUS .

3.	RELATED DOCUMENTS: I have signed the following documents in connection with this line of credit and note(s) entered into in accordance with this line of credit:
☐ security agreement dated __________________________________     ☐__________________________________
☐ mortgage dated __________________________________________     ☐__________________________________
☐ guaranty dated __________________________________________     ☐__________________________________

4.	REMEDIES: If I am in default on the note(s) you may:

a.	take any action as provided in the related documents;
b.without notice to me, terminate this line of credit. By selecting any of these remedies you do not give your right to later use any other remedy.
c.By deciding not to use any remedy should I default, you do not waive your right to later consider the event a default, if it happens again.

5.
COSTS AND FEES: If you hire an attorney to enforce this agreement I will pay your reasonable attorneys' fees, where permitted by law. I will also pay your court costs and costs of collection, where permitted by law.

6.	COVENANTS: for as long as this line of credit is in effect or I owe you money for advances made in accordance with the line of credit, I will do the following:

a.	Maintain books and records of my operations relating to the need for this line of credit;

b.	Permit you or any of your representatives to inspect and/or copy these records;

c.	Provide to you any documentation requested by your which support the reason for making any advance under this line of credit;

d.	Permit you to make any advance payable to the seller (or seller and me) of any items being purchased with that advance;

e.
IF THERE IS AN EVENT OF DEFAULT UNDER THIS NOTE, THE LENDER MAY, IN ITS SOLE DISCRETION, INCREASE THE INTEREST RATE ON THIS NOTE TO: 18.00% OR THE MAXIMUM INTEREST RATE LENDER IS PERMITTED TO CHARGE BY LAW, WHICHEVER IS LESS._____________________________________________________________________________

7.
NOTICES: All notices or other correspondence with me should be sent to my address stated above. The notice or correspondence shall be effective when deposited in the main, first class, or deliver to me in person.

8.
MISCELLANEOUS: This line of credit may not be changed except by a written agreement signed by you and me. The law of the state in which you are located will govern this agreement. Any term of this agreement which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a variation.

FOR THE LENDER	SIGNATURES: I AGREE TO THE TERMS OF THIS LINE OF CREDIT. I HAVE RECEIVED A COPY ON TODAY'S DATE.
/S/ LARRY C. HENSON	/S/ LYNN B. FULLER
LARRY C. HENSON	LYNN B. FULLER, CHAIRMAN, PRESIDENT, CEO
Title CEO/COMMERICAL LOAN OFFICER
/S/ JOHN K. SCHMIDT
JOHN K. SCHMIDT, EVP, COO, CFO, TREASURER